Exhibit 99.1
Avid Technology Announces First Quarter 2021 Results

78.2% Year-Over-Year Subscription Revenue Growth and Net Increase of Approximately 28,000 Paid Subscriptions During the Quarter

9.2% Year-Over-Year Revenue Growth as the Company Returned to Year-over-Year Growth

$12.3 million in Net Cash Provided by Operating Activities and Free Cash Flow of $11.1 million in the Quarter

Raises Full-Year 2021 Guidance for Subscription & Maintenance Revenue and Free Cash Flow

BURLINGTON, Mass., May 5, 2021 -- Avid® (NASDAQ: AVID), a leading technology provider that powers the media and entertainment industry, today announced its financial results for the first quarter, ended March 31, 2021.

Total revenue increased 9.2% year-over-year in the first quarter, as the Recurring Revenue components of the Company’s business remained strong. Subscription revenue was $24.9 million, an increase of 78.2% year-over-year, reflecting continued growth in paid subscriptions and strong enterprise subscription sales in the quarter.
Net Income was $4.4 million in the first quarter, an increase of $10.2 million year-over-year, and Adjusted EBITDA was $17.7 million in the first quarter, an increase of 324% year-over-year. Net income and Adjusted EBITDA benefited from the year-over-year increase in revenue combined with expanding gross margin and lower operating expenses. Net income also benefited from the year-over-year reduction in interest expense. The improvement in profitability also resulted in significant year-over-year improvement in net cash provided by operating activities to $12.3 million, and Free Cash Flow to $11.1 million in the first quarter.

First Quarter 2021 Financial and Business Highlights

•Subscription revenue was $24.9 million, an increase of 78.2% year-over-year.
•Paid Cloud-enabled software subscriptions increased by 49.2% year-over-year to approximately 324,000 at March 31, 2021, and increased by approximately 28,000 during the quarter.
•Subscription and Maintenance revenue was $54.7 million, up 19.6% year-over-year.
•Total revenue was $94.4 million, an increase of 9.2% year-over-year.
•Gross margin was 65.1%, an increase of 360 basis points year-over-year. Non-GAAP Gross Margin was 65.6%, an increase of 390 basis points year-over-year.
•Operating expenses were $50.9 million, a decrease of (5.1%) year-over-year. Non-GAAP Operating Expenses were $46.3 million, a decrease of (9.8%) year-over-year.
•Net income was $4.4 million, an increase of $10.2 million year-over-year. Net income was 4.7% of revenue, up 1,150 basis points year-over year. Non-GAAP Net Income was $13.0 million, an increase of $16.4 million year-over-year. Non-GAAP Net Income was 13.8% of revenue, up 1,770 basis points year-over-year.
•Net income per common share was $0.10, up from a net loss per common share of ($0.14) in the first quarter of 2020. Non-GAAP Net Income per Share was $0.28, up from a Non-GAAP Net Loss per Share of ($0.08) in the first quarter of 2020.
•Adjusted EBITDA was $17.7 million, an increase of 323.6% year-over-year. Adjusted EBITDA Margin was 18.7%, a year-over-year increase of 1,390 basis points.
•Net cash provided by operating activities was $12.3 million in the quarter, an increase of $17.9 million compared to Net cash used in operating activities of ($5.6) million in the prior year period.
•Free Cash Flow was $11.1 million in the quarter, an increase of $18.2 million from ($7.1) million in the prior year period.

•LTM Recurring Revenue % was 75.3% of the Company’s revenue for the 12 months ended March 31, 2021, up from 66.3% for the 12 months ended March 31, 2020.
•Annual Contract Value was $302.0 million as of March 31, 2021, up 14.3% from $264.2 million as of March 31, 2020.

Jeff Rosica, Avid’s Chief Executive Officer and President, stated, “We are encouraged by the continued strength of, and growth in, our Recurring Revenue business during the first quarter. We continued to have success with enterprise customers adopting subscription licensing, which, coupled with the strength we saw in subscriptions for creative individuals, returned us to year-over-year revenue growth in the first quarter.” Mr. Rosica added, “We saw continued improvement in end market demand during the first quarter, and we expect that this recovery trend will continue during 2021. We are confident the new products and features we have recently introduced, combined with the operational improvements we have made during the past several quarters, should position us well for further growth and improved profitability as we move forward through 2021 and beyond.”

Ken Gayron, Chief Financial Officer and Executive Vice President of Avid, said, “We are pleased that we continued to make substantial progress in driving our higher margin revenue streams and improving our profitability and Free Cash Flow during the first quarter.” Mr. Gayron continued, “We believe that our return to year-over-year revenue growth combined with our success in maintaining cost discipline as we emerge from the pandemic as well as the reduction in interest expense from our successful refinancing in January position us well for expected continued improvements in profitability and Free Cash Flow as we look forward to the remainder of 2021.”

Second Quarter and Full Year 2021 Guidance

For the second quarter of 2021, Avid is providing guidance for Revenue, Subscription & Maintenance Revenue, Non-GAAP Net Income per Share and Adjusted EBITDA. Avid is also raising its guidance for Subscription & Maintenance Revenue and Free Cash Flow for full-year 2021 that was issued on March 9, 2021, and is providing guidance for Revenue, Non-GAAP Net Income per Share and Adjusted EBITDA for full-year 2021.

($ in millions, except per share amounts)	Second Quarter 2021

Revenue	$88.5 - $94.5

Subscription & Maintenance Revenue	$51.0 - $55.0

Non-GAAP Net Income per Share	$0.19 - $0.27

Adjusted EBITDA	$13.0 - $17.0

Full Year 2021

Revenue	$382.0 - $402.0

Subscription & Maintenance Revenue	$217.0 - $225.0

Non-GAAP Net Income per Share	$1.05 - $1.27

Adjusted EBITDA	$69.0 - $79.0

Free Cash Flow	$47.0 - $55.0

All guidance presented by the Company is inherently uncertain and subject to numerous risks and uncertainties. Avid’s actual future results of operations could differ materially from those shown in the table above. For a discussion of some of the key assumptions underlying the guidance, as well as the key risks and uncertainties associated with these forward-looking statements, please see “Forward-Looking Statements” below as well as the Avid Technology Q1 2021 Earnings Call presentation posted on Avid’s Investor Relations website at ir.avid.com.

Conference Call to Discuss First Quarter 2021 Results on May 5, 2021

Avid will host a conference call to discuss its financial results for the first quarter on Wednesday, May 5, 2021 at 5:30 p.m. Eastern Time. Participants may join the webcast in listen-only mode and access the presentation slides using the link on the Avid Investor Relations website, which can be found on the events tab at ir.avid.com. Participants who would like to ask a question can access the call by dialing +1 334-323-0501 and referencing confirmation code 9663369. Please connect at least 15 minutes in advance to ensure a timely connection to the call. A replay of the webcast will also be available for a limited time on the Avid Investor Relations website shortly after the completion of the call.

2021 Virtual Investor Day

Avid will host an Investor Day on Wednesday, May 19, 2021 from 10:00 am to 1:00 pm Eastern Time to provide a detailed review of its business and strategy. The online event is open to all investors. Please visit the events and presentations page on ir.avid.com for event details and registration. A replay of the webcast will also be available for a limited time on the Avid Investor Relations website shortly after the completion of the call.

Non-GAAP Financial Measures and Operational Metrics

Avid includes non-GAAP financial measures in this press release, including Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Non-GAAP Gross Margin, Non-GAAP Operating Expenses, Non-GAAP Net Income, and Non-GAAP Net Income (Loss) per Share. The Company also includes the operational metrics of Cloud-enabled software subscriptions, Recurring Revenue, LTM Recurring Revenue % and Annual Contract Value in this release. Avid believes the non-GAAP financial measures and operational metrics provided in this release provide helpful information to investors with respect to evaluating the Company’s performance. Unless noted, all financial and operating information is reported based on actual exchange rates. Definitions of the non-GAAP financial measures and the operational metrics are included in our Form 8-K filed today. Reconciliations of the non-GAAP financial measures presented in this press release to the Company's comparable GAAP financial measures for the periods presented are set forth below and are included in the supplemental financial and operational data sheet available on our Investor Relations website at ir.avid.com, which also includes definitions of all operational metrics.

This press release also includes expectations for future Adjusted EBITDA, Non-GAAP Net Income per Share and Free Cash Flow, which are forward-looking non-GAAP financial measures. Reconciliations of these forward-looking non-GAAP measures are not included in this press release or elsewhere, due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from the estimation of the non-GAAP results, together with some of the excluded information not being ascertainable or accessible at this time. As a result, we are unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts.

Forward-Looking Statements

Certain information provided in this press release includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include statements regarding our future financial performance or position, results of operations, business strategy, plans and objectives of management for future operations, and other statements that are not historical fact. You can identify forward-looking statements by their use of forward-looking words such as “may”, “will”, “anticipate”, “expect”, “believe”, “estimate”, “intend”, “plan”, “should”, “seek”, or other comparable terms.

Readers of this press release should understand that these forward-looking statements are not guarantees of performance or results. Forward-looking statements provide our current expectations and beliefs concerning future events and are subject to risks, uncertainties, and factors relating to our business and operations, all of which are difficult to predict and could cause our actual results to differ materially from the expectations expressed in or implied by such forward-looking statements.

These risks, uncertainties, and factors include, but are not limited to: risks related to the impact of the coronavirus (COVID-19) outbreak on our business, suppliers, consumers, customers and employees; our liquidity; our ability to execute our strategic plan including our cost saving strategies, and to meet customer needs; our ability to retain and hire key personnel; our ability to produce innovative products in response to changing market demand, particularly in the media industry; our ability to successfully accomplish our product development plans; competitive factors; history of losses; fluctuations in our revenue based on, among other things, our performance and risks in particular geographies or markets; our higher indebtedness and ability to service it and meet the obligations thereunder; restrictions in our credit facilities; our move to a subscription model and related effect on our revenues and ability to predict future revenues; fluctuations in subscription and maintenance renewal rates; elongated sales cycles; fluctuations in foreign currency exchange rates; seasonal factors; adverse changes in economic conditions; variances in our revenue backlog and the realization thereof; risks related to the availability and prices of raw materials, including any negative effects caused by inflation, weather conditions, or health pandemics; disruptions or inefficiencies in our supply chain and/or operations, including from the COVID-19 outbreak; the costs, disruption, and diversion of management's attention due to the COVID-19 outbreak; the possibility of legal proceedings adverse to our Company; and other risks described in our reports filed from time to time with the U.S. Securities and Exchange Commission. Moreover, the business may be adversely affected by future legislative, regulatory or other changes, including tax law changes, as well as other economic, business and/or competitive factors. The risks included above are not exhaustive. We caution readers not to place undue reliance on any forward-looking statements includes in this press release which speak only as to the date of this press release. We undertake no responsibility to update or revise any forward-looking statements, except as required by law.

About Avid

Avid delivers the most open and efficient media platform, connecting content creation with collaboration, asset protection, distribution, and consumption. Avid’s preeminent customer community uses Avid’s comprehensive tools and workflow solutions to create, distribute and monetize the most watched, loved and listened to media in the world—from prestigious and award-winning feature films to popular television shows, news programs and televised sporting events, and celebrated music recordings and live concerts. With the most flexible deployment and pricing options, Avid’s industry-leading solutions include Media Composer®, Pro Tools®, Avid NEXIS®, MediaCentral®, iNEWS®, AirSpeed®, Sibelius®, Avid VENUE™, FastServe®™ and Maestro™. For more information about Avid solutions and services, visit www.avid.com, connect with Avid on Facebook, Instagram, Twitter, YouTube, LinkedIn, or subscribe to Avid Blogs.

© 2021 Avid Technology, Inc. All rights reserved. Avid, the Avid logo, Avid NEXIS, FastServe, AirSpeed, iNews, Maestro, MediaCentral, Media Composer, Pro Tools, Avid VENUE, and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. All other trademarks are the property of their respective owners. Product features, specifications, system requirements and availability are subject to change without notice.

Contacts
Investor contact:                                PR contact:
Whit Rappole                                    Jim Sheehan
Avid                                        Avid
ir@avid.com                                    jim.sheehan@avid.com

AVID TECHNOLOGY, INC.
Consolidated Statements of Operations
(unaudited - in thousands except per share data)

	Three Months Ended
	March 31,
	2021	2020
Net revenues:
Products	$33,267	$34,711
Services	61,097	51,742
Total net revenues	94,364	86,453

Cost of revenues:
Products	19,493	20,962
Services	13,455	12,340
Total cost of revenues	32,948	33,302
Gross profit	61,416	53,151

Operating expenses:
Research and development	15,417	15,425
Marketing and selling	20,744	25,289
General and administrative	13,635	12,744
Restructuring costs, net	1,074	145
Total operating expenses	50,870	53,603

Operating income (loss)	10,546	(452)

Interest and other expense, net	(5,673)	(5,283)
Income (loss) before income taxes	4,873	(5,735)
Provision for income taxes	482	122
Net income (loss)	$4,391	$(5,857)

Net income (loss) per common share – basic and diluted	$0.10	$(0.14)

Weighted-average common shares outstanding – basic	44,559	43,254
Weighted-average common shares outstanding – diluted	46,204	43,254

AVID TECHNOLOGY, INC.
Reconciliations of GAAP financial measures to Non-GAAP financial measures
(unaudited - in thousands except per share data)

	Three Months Ended
	March 31,
	2021	2020
GAAP revenue
GAAP revenue	$94,364	$86,453

Non-GAAP Gross Profit
GAAP gross profit	$61,416	$53,151
Stock-based compensation	440	200
Non-GAAP Gross Profit	$61,856	$53,351
GAAP Gross Margin	65.1%	61.5%
Non-GAAP Gross Margin	65.6%	61.7%

Non-GAAP Operating Expenses
GAAP operating expenses	$50,870	$53,603
Less Amortization of intangible assets	(105)	(96)
Less Stock-based compensation	(2,977)	(1,909)
Less Restructuring costs, net	(1,074)	(145)
Less Acquisition, integration and other costs	(369)	183
Less Efficiency program costs	(48)	(131)
Less COVID-19 related expenses	(2)	(186)
Non-GAAP Operating Expenses	$46,295	$51,319

Non-GAAP Operating Income and Adjusted EBITDA
GAAP net income (loss)	$4,391	$(5,857)
Interest and other expense	5,673	5,283
Provision for income taxes	482	122
GAAP operating income (loss)	$10,546	$(452)
Amortization of intangible assets	105	96
Stock-based compensation	3,417	2,109
Restructuring costs, net	1,074	145
Acquisition, integration and other costs	369	(183)
Efficiency program costs	48	131
COVID-19 related expenses	2	186
Non-GAAP Operating Income	$15,561	$2,032
Depreciation	2,119	2,142
Adjusted EBITDA	$17,680	$4,174
GAAP net income margin	4.7%	(6.8)%
Adjusted EBITDA Margin	18.7%	4.8%

Non-GAAP Net Income
GAAP net income (loss)	$4,391	$(5,857)
Amortization of intangible assets	105	96
Stock-based compensation	3,417	2,109
Restructuring costs, net	1,074	145
Acquisition, integration and other costs	369	(183)
Efficiency program costs	48	131
COVID-19 related expenses	2	186
Loss on extinguishment of debt	3,748	7
Tax impact of non-GAAP adjustments	(149)	(10)
Non-GAAP Net Income (Loss)	$13,005	$(3,376)
Weighted-average common shares outstanding - basic	44,559	43,254
Weighted-average common shares outstanding - diluted	46,204	43,254
Non-GAAP Earnings Per Share - basic	$0.29	$(0.08)
Non-GAAP Earnings Per Share - diluted	$0.28	$(0.08)

Free Cash Flow
GAAP net cash provided by (used in) operating activities	$12,313	$(5,605)
Capital expenditures	(1,254)	$(1,479)
Free Cash Flow	$11,059	$(7,084)
Free Cash Flow conversion of Adjusted EBITDA	62.6%	(169.7)%

These non-GAAP measures reflect how Avid manages its businesses internally. Avid’s non-GAAP measures may vary from how other companies present non-GAAP measures. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.

AVID TECHNOLOGY, INC.
Consolidated Balance Sheets
(unaudited - in thousands, except per share data)

	March 31,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$55,624	$79,899
Restricted cash	1,422	1,422
Accounts receivable, net of allowances of $1,522 and $1,478 at March 31, 2021 and December 31, 2020, respectively	58,831	78,614
Inventories	27,616	26,568
Prepaid expenses	7,308	6,044
Contract assets	21,955	18,579
Other current assets	2,274	2,366
Total current assets	175,030	213,492
Property and equipment, net	15,931	16,814
Goodwill	32,643	32,643
Right of use assets	27,538	29,430
Deferred tax assets, net	6,299	6,801
Other long-term assets	5,544	5,958
Total assets	$262,985	$305,138

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,220	$21,823
Accrued compensation and benefits	25,675	29,105
Accrued expenses and other current liabilities	35,088	42,264
Income taxes payable	1,405	1,664
Short-term debt	9,156	4,941
Deferred revenue	86,172	87,974
Total current liabilities	176,716	187,771
Long-term debt	175,125	202,759
Long-term deferred revenue	11,334	11,284
Long-term lease liabilities	26,913	28,462
Other long-term liabilities	7,471	7,786
Total liabilities	397,559	438,062

Stockholders’ deficit:
Common stock	448	442
Additional paid-in capital	1,032,068	1,036,658
Accumulated deficit	(1,163,956)	(1,168,347)
Accumulated other comprehensive loss	(3,134)	(1,677)
Total stockholders’ deficit	(134,574)	(132,924)
Total liabilities and stockholders’ deficit	$262,985	$305,138

AVID TECHNOLOGY, INC.
Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Three Months Ended
	March 31,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$4,391	$(5,857)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,119	2,142
Allowance for doubtful accounts	83	497
Stock-based compensation expense	3,122	2,109
Non-cash provision for restructuring	912	—
Non-cash interest expense	129	2,820
Loss on extinguishment of debt	2,579	—
Unrealized foreign currency transaction (gains) losses	(1,432)	51
Benefit from (provision for) deferred taxes	501	(207)
Changes in operating assets and liabilities:
Accounts receivable	19,702	13,311
Inventories	(1,048)	(3,435)
Prepaid expenses and other assets	(866)	(1,631)
Accounts payable	(2,604)	(4,858)
Accrued expenses, compensation and benefits and other liabilities	(9,887)	(5,323)
Income taxes payable	(259)	40
Deferred revenue and contract assets	(5,129)	(5,264)
Net cash provided by (used in) operating activities	12,313	(5,605)

Cash flows from investing activities:
Purchases of property and equipment	(1,254)	(1,479)
Net cash used in investing activities	(1,254)	(1,479)

Cash flows from financing activities:
Proceeds from revolving line of credit	—	22,000
Proceeds from long-term debt	180,000	—
Repayment of debt	(203,554)	(351)
Common stock repurchases for tax withholdings for net settlement of equity awards	(7,706)	(1,818)
Prepayment penalty on extinguishment of debt	(1,169)	—
Payments for credit facility issuance costs	(2,574)	—
Net cash (used in) provided by financing activities	(35,003)	19,831

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(332)	(402)
Net (decrease) increase in cash, cash equivalents and restricted cash	(24,276)	12,345
Cash, cash equivalents and restricted cash at beginning of period	83,638	72,575
Cash, cash equivalents and restricted cash at end of period	$59,362	$84,920
Supplemental information:
Cash and cash equivalents	$55,624	$81,182
Restricted cash	1,422	1,663
Restricted cash included in other long-term assets	2,316	2,075
Total cash, cash equivalents and restricted cash shown in the statement of cash flows	$59,362	$84,920

AVID TECHNOLOGY, INC.
Supplemental Revenue Information
(unaudited - in millions)

Backlog Disclosure for Quarter Ended March 31, 2021

	March 31,	December 31,	March 31,
	2021	2020	2020
Revenue Backlog*

Deferred Revenue	$97.5	$99.3	$95.4
Other Backlog	319.3	336.2	339.6
Total Revenue Backlog	$416.8	$435.5	$435.0

The expected timing of recognition of revenue backlog as of March 31, 2021 is as follows:

	2021	2022	2023	Thereafter	Total

Deferred Revenue	$77.3	$14.8	$3.0	$2.4	$97.5
Other Backlog	103.2	109.5	68.4	38.2	319.3
Total Revenue Backlog	$180.5	$124.3	$71.4	$40.6	$416.8

*A definition of Revenue Backlog is included in the supplemental financial and operational data sheet available on our investor relations webpage at ir.avid.com.